    United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: February 17, 2004

Commission File Number: 000-28767

Gaofeng Gold Corp.
(Formerly Anza Innovations, Inc.)

Nevada	88-0403070
(Jurisdiction of Incorporation) (I.R.S. Employer Identification No.)

4539 Voltaire, San Diego, CA	92107
(Address of principal executive offices) (Zip Code)
858.336.8914
Registrant's telephone number, including area code

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. On February 9th, 2004, the Board of Directors resolved substantially as follows, and now reports:

1. The previous auditors Chisholm & Associates is now relieved and discharged prospectively, as a our corporate auditors. Our reports on the financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion, nor were modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and later interim period through the termination of the client-auditor relationship, there were no disagreements of the type described under Item 304(a)(1)(iv)(A) of Regulation S-B. Chisholm & Associates has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has had the opportunity to furnish Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in response to Item 304(a).

2. The Registrant engaged Chisholm, Bierwolf & Nilson, LLC as its independent accountants for the fiscal year ending December 31, 2003. During the most recent fiscal year and any subsequent interim period prior to engaging Chisholm, Bierwolf & Nilson, the Company did not consult with Chisholm, Bierwolf & Nilson regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject matter of a disagreement, as defined in 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K. Chisholm, Bierwolf & Nilson has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has had the opportunity to furnish Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in response to Item 304(a).

3. Please see Exhibit 16.1 for the Auditor's Letter.

Page - 1

Item 5. Other Events. On February 6, 2004, at a meeting of the Board of Directors, a Majority Share Action approved to change the name of the Company to "Gaofeng Gold Corporation." Approximately 68.80% of the issued and outstanding shares of the Company voted in favor of the name change. The name change became effective on February 17, 2004.

Item 6. Changes of Registrant's Directors.   None

Item 7. Exhibits.        None

Item 8. Change in Fiscal Year.        None

Item 9. Regulation FD Disclosure.     None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code  of Ethics.     None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans. None

Item 12. Results of Operations and Financial Condition.     None

Page - 2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Gaofeng Gold Corp.

by

Dated: February 17, 2004

/s/ Kevin A. Polis

Kevin A. Polis Sole Officer & Director

Page - 3

Exhibit 16.1

Retiring Auditor's Letter

Page - 4

Chisholm & Associates
P.O. Box 540216
Salt Lake City, UT 84054-0216
Telephone (801) 292-8756                                                                                                                                                                         Facsimile (801) 292-8809

February 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Gaofeng Gold Corp.

Dear Sir or Madam:

This firm has reviewed Item 4 of Gaofeng Gold Corp. Current Report on Form 8-K, dated February 17, 2004, in regards to our retirement as its certifying accountants. Please be advised that we are in concurrence with the disclosures therein.

We neither resigned nor declined to stand for election.

Our reports on the financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion, nor were modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and later interim period through the termination of the client-auditor relationship, there were no disagreements of the type described under Item 304(a)(1)(iv)(A) of Regulation S-B.

Sincerely,

/s/Chisholm & Associates
Chisholm & Associates

Page - 5